                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-57421) pertaining to the Fidelity National Corporation Tax Deferred 401(k) Savings Plan of our report dated June 15, 2001, with respect to the financial statements and schedule of the Fidelity National Corporation Tax Deferred 401(k) Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2000.


                                                   /s/ Ernst & Young LLP


June 26, 2001
Atlanta, Georgia